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                                                                    EXHIBIT 21

                         Subsidiaries of the Company

The following are the Company's three wholly-owned subsidiaries:

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

                                                       Name under which it
                                                        Conducts or Name
                              State of Incorporation   Conducted Business
                              ----------------------   -------------------
Medilabs, Inc.                      New York               Medilabs
BRLI No. 1 Acquisition Corp.        New Jersey           Right Body Foods
CareEvolve.com                      New Jersey             CareEvolve
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